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                                                            Exhibit 10.12

                           DEFERRED COMPENSATION PROGRAM
                         FOR EXECUTIVES OF CSX CORPORATION
                             AND AFFILIATED COMPANIES
                              AS AMENDED AND RESTATED
                             EFFECTIVE JANUARY 1, 1995

1.       Purpose

         The purpose of this Program is to provide eligible executives with an opportunity to supplement their retirement income. This Program is intended to benefit a select group of management or highly compensated employees.

2.       Definitions
         2.1       "Administrator" shall mean the Corporation.
         2.2 "Affiliated Company" shall mean the Corporation and any company or corporation directly or indirectly controlled by the Corporation which the Committee designates for participation in this Program in accordance with Section 13.2.
         2.3 "Award" shall mean, for any year, the amount awarded to an employee of an Affiliated Company for that year and, in the absence of a Deferral Agreement with respect to such amount, payable to him in the succeeding year under the MICP, including any special incentive award.
         2.4 "Board" shall mean the Board of Directors of the Corporation.
         2.5       "Change of Control" shall mean any of the following:
                   (a) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
             Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation;
             (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section XI(5); or
                   (b) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such

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             individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or
                   (c) Business Combination. Approval by the shareholders of the Corporation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:
                         (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or its principal subsidiary or all or substantially all of the assets of the Corporation or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be;
                         (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and
                         (iii) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or


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                   (d)   Regulated Business Combination.  Approval by the
                   shareholders of the Corporation of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (i), (ii) and (iii) of subsection (c) of this Section XI(5); or
                   (e) Liquidation or Dissolution. Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or its principal subsidiary.
         2.6       "Committee" shall mean the committee appointed pursuant to
Section 13.1 to administer the Program
         2.7 "Corporation" shall mean CSX Corporation, a Virginia corporation, and any successor thereto by merger, purchase or otherwise.
         2.8 "Deferral Agreement" shall mean a completed agreement, including any attachments and appendices thereto, in the form determined by the Committee, between an Eligible Executive and the Affiliated Company of which he is an employee, under which the Eligible Executive agrees to defer all or a portion of his Award in accordance with the provisions of Section 3.
         2.9 "Deferral Date" shall mean, with respect to any Deferral Agreement entered into by an Eligible Executive, the first day of the month in which the Award subject to the Deferral Agreement would be payable to the Eligible Executive in the absence of such Deferral Agreement.
         2.10 "Eligible Executive" shall mean, for any year, an employee of an Affiliated Company who is in salary grades 22 through 40 as of (a) December 30th of such year or (b) for calendar years beginning on or after January 1, 1986, the date in such year he retired from the Affiliated
Companies or terminated on account of disability, as determined by the Committee, provided, however, that the Committee, in its sole discretion, may designate any other employee of an Affiliated Company as an Eligible Executive for such year.

         2.11 "Equivalent" shall mean of equal present or accumulated value based on the interest rates set forth in the applicable Deferral Agreements. In determining Equivalent values, only the value of benefits for which the eligibility requirements have been met shall be included.
         2.12 "MICP" shall mean the Affiliated Companies' Management Incentive Compensation Plans, as from time to time in effect.
         2.13 "Normal Retirement Date" for a Participant shall mean the later of:
             (a) the last day of the month in which his 62nd birthday occurs, or
             (b) the earlier of (i) the last day of the month preceding the 2nd anniversary of the Participant's earliest Deferral Date or
             (ii) the last day of the month in which is 65th birthday occurs.
         2.14 "Participant" shall mean an Eligible Executive who elects to defer a portion of his Award in accordance with the provisions of Section 3.
         2.15 "Program" shall mean this Deferred Compensation Program for Executives of CSX Corporation and Affiliated Companies.
         2.16 "Service" shall mean an employee's months of continuous employment with the Affiliated Companies. In the event the employee has a break in his continuous employment, his period of employment prior to the break shall be credited to the employee in accordance with the rules governing breaks in service under the CSX Corporation Pension Plan.


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         2.17      "Trust" shall mean the CSX Corporation Nonqualified Plan
Trust or such other trust which will substantially conform to the terms of the Internal Revenue Service model trust as described in Revenue Procedure 92-64, 1992-2 C.B.422. Except as provided in Section 16, the Corporation is not obligated to make any contribution to the Trust.
         2.18 "Valuation Date" shall mean the last day of each calendar quarter and such other dates as the Administrator deems necessary or appropriate to value the Participants' benefits under this Program.

3.       Deferral of Awards
         3.1 At any time prior to the close of business on December 30 in any calendar year, an Eligible Executive may elect to defer all or a portion of his Award, if any, for that year. Such election shall be made by filing a Deferral Agreement with the Committee on or before the close of business on December 30 of the calendar year for which the Award is made. In the event that December 30 does not fall on a weekday, such filing must be made by the close of business on the last prior business day.
         3.2       Subject to the provisions of Sections 3.3 and 3.4:
             (a) an Eligible Executive in 1985 may elect to defer up to 100% of his 1985 Award;
             (b) an Eligible Executive in 1986 may elect to defer up to 100% of his 1986 Award;
             (c) an Eligible Executive in 1988 may elect to defer up to 100% of his 1988 Award; and
             (d) an Eligible Executive in 1989 may elect to defer up to 100% of his 1989 Award.
         3.3 The minimum amount which an Eligible Executive may defer in any year shall be the lesser of $5,000 or the maximum amount determined under
Section 3.2. If an Eligible Executive elects to defer less than this amount, his election shall not be effective.
         3.4 In its sole discretion, the Committee may, at any time, impose additional limits on the maximum amount which an Eligible Executive may elect to defer under this Program in any year or may impose additional requirements on the Eligible Executive's right to defer the maximum amount under this Program in any year.
         3.5 An Eligible Executive's election to defer all or a portion of his Award shall be effective on the last day such deferral may be elected, under Section 3.1, for the year for which the Award is made. An Eligible Executive may revoke or change his election to defer all or a portion of his Award at any time prior to the date the election becomes effective. Any such revocation or change shall be made in a form and manner determined by the Committee.

4.       Normal Retirement Benefit
         A Participant who retires from employment with the Affiliated Companies on his Normal Retirement Date shall receive a benefit Equivalent to the sum of the amounts set forth in the Participant's Deferral Agreement(s) plus accrued interest. The benefit shall be paid in 180 equal monthly installments commencing on the first day of the month next following the Participant's retirement date, but in no event prior to the first day of the month next following the Participant's last Deferral Date, unless the Participant elects to receive his benefit in accordance with Section 9 of this Program.


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5.       Delayed Retirement Benefit
         A Participant who retires or otherwise terminates his employment with the Affiliated Companies after his Normal Retirement Date shall receive a benefit equal to the benefit he would have received under Section 4 had his benefit commenced on his Normal Retirement Date, increased by 5/6 of 1% for each complete calendar month between his Normal Retirement Date and the date his benefit commences. The benefit shall be paid in 180 equal monthly installments commencing on the first day of the month next following the Participant's termination of employment, but in no event prior to the first day of the month next following the Participant's last Deferral Date, unless the Participant elects to receive his benefit in accordance with Section 9 of this Program.

6.       Early Retirement Benefit
         A Participant who has attained age 55, has completed 120 months of Service and terminates his employment with the Affiliated Companies prior to his Normal Retirement Date shall receive a benefit commencing on the first day of the month following his Normal Retirement Date but in no event prior to the first day of the month following the Participant's last Deferral Date. The Participant's benefit shall be equal to the benefit the Participant would have received under Section 4 had he terminated his employment on his Normal Retirement Date. However, the Participant may elect a lump sum under Section 9 or may elect, in a time and manner determined by the Committee, to have payment of his benefit commence on the first day of any month preceding his Normal Retirement Date, and following the latest of (i) his termination of employment, (ii) 24 months after his earliest Deferral Date and (iii) the first of the month following his last Deferral Date, in which event the amount of his benefit shall be reduced by 5/6 of 1% for each complete calendar month between the date his benefit commences and the first day of the month next following his Normal Retirement Date. However, in no event shall the monthly benefit be less than an amount Equivalent to the Participant's deferrals with accrued interest. Benefits under this Section 6 shall be paid in 180 equal monthly installments, unless the Participant elects to receive his benefit in accordance with Section 9 of this Program.

7.       Separation Benefit
         7.1 A Participant who terminates his employment with the Affiliated Companies prior to being eligible for a benefit under Sections 4 or 6, but after having completed 120 months of Service, shall receive a monthly benefit commencing on the first day of the month next following his Normal Retirement Date; provided, however, that a Participant shall not be eligible for a benefit under this Section 7.1 if the Participant terminates employment without the consent of the Affiliated Companies. The benefit shall be equal to the monthly benefit the Participant would have received under Section 4 had he terminated employment on his Normal Retirement Date. However, the Participant may elect a lump sum pursuant to Section 9, or may elect, in a time and manner determined by the Committee, to have monthly benefits commence on the first day of any month, prior to his Normal Retirement Date, and following the latest of (i) his termination of employment with the Affiliated Companies, (ii) his 55th birthday or (iii) the last day of the month prior to the 2nd anniversary of his earliest Deferral Date, in which event the amount of his benefit shall be reduced by 5/6 of 1% for each complete calendar month between the date his benefit commences and the first day of the month next following his Normal Retirement Date. However, in no event shall the monthly

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benefit be less than an amount Equivalent to the Participant's deferred amounts with accrued interest. Monthly benefits under this Section 7.1 shall be paid in 180 equal monthly installments.

         7.2 A Participant who terminates his employment with the Affiliated Companies, other than on account of death, and is not eligible for a benefit under Section 7.1 shall receive a single sum payment equal to the sum of the amounts the Participant deferred under his Deferral Agreements plus accrued interest. However, if the Participant terminates his employment with the Affiliated Companies on account of a disability within the meaning of
Section 8.1, he shall receive a benefit under this Section 7.2 only if the Participant elects, in a time and manner determined by the Committee, to receive such benefit and to cease accruing Service under Section 8.1. The single sum payment shall be made on the first day of the month next following the Participant's termination of employment, or as soon as practicable thereafter. The Participant shall not receive any other benefits under this Program.

8.       Disability
         8.1 A Participant who, in the sole judgment of the Committee, becomes totally and permanently disabled prior to his termination of employment with the Affiliated Companies, and does not make an election under
Section 7.2 to receive a benefit under such Section, shall continue to accrue Service during his period of disability as if he remained an active employee. Such a Participant shall be eligible to receive a benefit under Sections 4, 6 or 7.1 when he meets the age and Service requirements for such a benefit.
         8.2 The Committee may, in its sole discretion, require a Participant to submit to a medical examination by a physician approved by the Committee, or present other evidence satisfactory to the Committee, to establish the existence or continuance of his disability. The Committee may require such medical examination or other evidence not more than once per year. A Participant who refuses to submit to any required medical examination or to present any other required evidence under this Section 8.2 shall not be disabled for purposes of this Program and shall only be eligible to receive the benefit he would have received under the Program had he terminated his employment with the Affiliated Companies immediately prior to the date of such request.

9.       Single Sum Payments
         A Participant who is eligible to receive a benefit under Sections 4, 5, 6, 7.1 or 8.1 of the Program but whose benefits hereunder have not yet commenced may, with the consent of the Administrator, elect, in a time and manner determined by the Administrator, to receive his benefit in the form of a single sum. The single sum shall be in the amount of the Participant's deferred amounts plus accrued interest, provided that, in the case of a Participant then eligible for immediate commencement of monthly benefits, such single sum shall not be less than an amount Equivalent to the value of such monthly benefits. Such single sum shall be paid on the first day of the fourth month following the later of (i) the Participant's termination of employment with the Affiliated Companies, or (ii) the date such election is received by the Committee. Notwithstanding any other provision hereof, such amount shall be determined as of a date three months prior to the date of payment and shall not accrue interest beyond such earlier date.


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10.      Hardship Withdrawal
         10.1 While employed by the Affiliated Companies, a Participant may, in the event of a severe financial hardship, request a withdrawal of an amount which does not exceed the single sum amount determined in Section 9.
The withdrawal shall be made in a time and manner determined by the Administrator, and shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Administrator.
         10.2 For purposes of this Section 10, financial hardship shall include:
             (a) Education of a dependent child where the Participant can show that without the withdrawal under this Section 10 the education would be unavailable to the child;
             (b) Illness of the Participant or his dependents, resulting in severe financial hardship to the Participant;
             (c) The loss of the Participant's home or it contents, to the extent not reimbursable by insurance or otherwise, if such loss results in a severe financial hardship to the Participant; and
             (d) Any other extraordinary circumstances of the Participant approved by the Committee if such circumstances would result in a present or impending critical financial need which the Participant is unable to satisfy with funds reasonably available from other sources.
         10.3 If a Participant makes a withdrawal under this Section 10, any other benefit which he may be entitled to under this Program on his termination of employment shall be appropriately adjusted to take into account the amount the Participant received under this Section 10.

11.      Death Benefits
         11.1 Except as provided in Section 11.10(b), if a Participant dies while employed by an Affiliated Company, his beneficiary shall be eligible to receive a single sum benefit equal to the greatest of:
             (a) three times the sum of the amount(s) the Participant deferred under his Deferral Agreement(s);
             (b) the amounts the Participant deferred under his Deferral Agreement(s) plus accrued interest; or
             (c) an amount Equivalent to the monthly benefit the Participant could have received under the Program, if any, had he terminated his employment with the Affiliated Companies on the day immediately preceding his death and elected to begin receiving the benefit on the first day of the following month.

             The benefit is payable on the first day of the month next following the date of the Participant's death, and shall be in lieu of all other benefits payable under this Program, other than any benefit payable under Section 11.6.
         11.2 If a Participant who has terminated his employment with the Affiliated Companies after becoming eligible for a benefit under Sections 4, 5 or 6, dies prior to the commencement of any benefit under this Program, his beneficiary shall receive a benefit under Section 11.1
         11.3 If a Participant who is totally and permanently disabled under Section 8.1 dies prior to receiving a benefit under this Program, his beneficiary shall receive a benefit under Section 11.1


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         11.4      If a Participant who is eligible for a benefit under Section
7.1 dies prior to receiving a benefit, his beneficiary will receive a benefit based on the greater of the amounts determined under Sections 11.1(b) and 11.1(c).
         11.5 If a Participant dies after commencing to receive a benefit, other than a benefit under Section 7.2, but prior to receiving all remaining benefits due, the remaining benefits shall be paid to the Participant's beneficiary or contingent beneficiary, whichever is applicable.
         11.6 In addition to any other benefit payable under this Section 11, in the case of a Participant (i) who dies while employed by an Affiliated Company after becoming eligible for benefits under Sections 4, 5, or 6 hereof, or (ii) who terminates employment while eligible for a benefit under Section
4, 5 or 6 of the Program and then dies, his beneficiary shall be eligible to receive a benefit of $10,000, payable in a single sum. This benefit shall be payable as soon as practicable following the presentation to the
Administrator, and the Administrator's examination and approval of, any information or material, including proof of death of the Participant, the Administrator may request. Notwithstanding anything to the contrary, a benefit shall not be payable on account of the death of a Participant who received a single sum benefit under Sections 12 or 14 of the Program.
         11.7 A Participant may, in a time and manner determined by the Administrator, designate a beneficiary and one or more contingent beneficiaries (which may include the Participant's estate) to receive any benefits which may be payable under this Section 11. If the Participant fails to designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries fail to survive the Participant, such benefits shall be paid to the Participant's estate. The Participant may also designate a remainder beneficiary to receive any benefits which may be payable under Section 11.9.
         11.8      A Participant may revoke or change any designation made
under Section 11.7 in a time and manner determined by the Administrator.
         11.9 If, pursuant to Section 11.7, payments commence to a beneficiary or contingent beneficiary and if such beneficiary or contingent beneficiary dies prior to receiving all payments due under this Plan, any remaining payments shall be made to the Participant's remainder beneficiary.
If, at the date of such death, there is no surviving remainder beneficiary, the remaining benefits hereunder shall be paid to the estate of the beneficiary or contingent beneficiary previously in receipt of benefits hereunder.
         11.10     (a)   If any benefits are payable under this Section 11 to
                   an individual other than the Participant's spouse or child under age 21 (or child under age 25 who is a full-time student at an accredited institution of higher education), the benefit shall be paid in the form of a single sum.
             (b)   If benefits become payable to the Participant's spouse or
             his child under age 21 (or his child under age 25 who is a full-time student at an accredited institute of higher education), such benefits (other than benefits under Section 11.6) shall be payable in 180 monthly installments Equivalent to the single sum amount determined under Section 11.1 through 11.5 hereof, as applicable. Monthly benefits shall commence on the first day of the month following the Participant's death. The Participant may elect, in a time and manner determined by the Administrator to have any amounts which may be payable under the Program paid in accordance with Section 11.10(a).
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             (c)   Notwithstanding anything to the contrary in this Program, if a Participant's child under age 21 (or child under age 25 who is a full-time student at an accredited institute of higher education) is receiving a benefit under this Program in the form of installment payments, upon his attaining age 21 (or age 25 or ceasing to be a full-time student at an accredited institute of higher education) he shall receive a single sum Equivalent to his remaining installments in lieu of receiving such remaining installments.

12.      Special Distribution Rules
         12.1      Notwithstanding anything to the contrary in this Program, if
(a) a Participant becomes the owner, director or employee of a competitor of the Affiliated Companies, (b) his employment is terminated by an Affiliated Company on account of actions by the Participant which are detrimental to the interests of any Affiliated Company, or (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Committee determines to be detrimental to the interests of an Affiliated Company, then the Committee may, in its sole discretion, pay a Participant a single sum payment equal to the sum of the amounts the Participant deferred under his Deferral Agreements plus accrued interest, reduced by an amount Equivalent to any payments the Participant may already have received under this Program. However, if the Participant is receiving a benefit under the Program, or could be receiving an immediate benefit under the Program, the single sum shall not be less than an amount Equivalent to the remaining monthly benefit the Participant is, or could be, receiving. The single sum payment shall be made as soon as practicable following the Participant's becoming an owner, director or employee of a competitor, his termination of employment or the Committee's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Participant under this Program.
         12.2 Notwithstanding anything to the contrary contained herein, the Corporation may delay payment of a benefit under this Program to any Participant who is determined to be among the top five most highly paid executives for the year the benefit under this Program would otherwise be paid; provided, however, if a Participant's payment is delayed, the benefit to which he is entitled will not decrease after the date it would otherwise be distributed.

13.      Administration
         13.1 This Program shall be administered by the Compensation Committee of the Board. Certain administrative functions, as set forth in this Program, shall be the responsibility of the Administrator. The Committee shall interpret the Program, establish regulations to further the purposes of the Program and take any other action necessary to the proper operation of the Program.
         13.2 The Board, in its sole discretion and upon such terms as it may prescribe, may permit any company or corporation directly or indirectly controlled by the Corporation to participate in the Program for such periods as the Committee may determine.
         13.3 The Committee shall provide adequate notice in writing to any Participant, beneficiary, contingent beneficiary or remainder beneficiary whose claim for benefits under this Program has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded

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to any such Participant, beneficiary, contingent beneficiary or remainder beneficiary for a full and fair review by the Committee of its decision denying the claim. The Committee's decision on any such review shall be final and binding on the Participant, beneficiary, contingent beneficiary, remainder beneficiary and all other interested persons.
         13.4 All acts and decisions of the Committee shall be final and binding upon all Participants and employees of the Affiliated Companies.

14.      Termination and Amendment of the Program
         14.1 The Board may, in its sole discretion, terminate this Program and the related Deferral Agreement(s) at any time. In the event the Program and related Deferral Agreement(s) are terminated, Participants shall receive a single sum payment equal to the sum of the amounts they deferred under their Deferral Agreements plus accrued interest, reduced by an amount Equivalent to any payments the Participant may already have received under this Program. However, if the Participant is receiving a benefit under the Program, or could be receiving an immediate benefit under the Program, the single sum shall not be less than an amount Equivalent to the monthly benefit the Participant is, or could be, receiving. The single sum payment shall be made as soon as practicable following the date the Program is terminated and shall be in lieu of any other benefit which may be payable to the Participant under this Program.
         14.2 The Board, in its sole discretion, may amend this Program and the related Deferral Agreements in any way on thirty (30) days prior notice to the Participants. If any amendment to this Program or to the Deferral Agreements shall adversely affect the rights of a Participant, the Participant must consent in writing to such amendment prior to its effective date. If the Participant does not consent to the amendment, the Program, shall be deemed to be terminated with respect to the Participant and he shall receive a single sum payment in accordance with Section 14.1.
         14.3 Notwithstanding anything to the contrary in this Section 14, the Board must act to terminate or amend the Program or the Deferral
Agreements in a uniform and nondiscriminatory manner.

15.      Miscellaneous
         15.1 The existence of this Program or a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive or a Participant and an Affiliated Company. The Affiliated Companies reserve the right to modify an Eligible Executive's or Participant's compensation and to terminate an Eligible Executive or a Participant for any reason and at any time, notwithstanding the existence of this Program or of a Deferral Agreement. The Affiliated Companies reserve the right not to grant Awards to Eligible Executives and Participants for any reason.
         15.2 A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant, his beneficiary, contingent beneficiaries, remainder beneficiary, heirs or personal representative.
         15.3 Except for Section 16 herein, nothing contained in this Program or in a Deferral Agreement shall require the Affiliated Companies to segregate any monies from their general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, beneficiary, contingent beneficiary or remainder beneficiary. Neither the Participant, his beneficiary, contingent beneficiaries, remainder beneficiary,

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         PAGE 11

heirs or personal representatives shall have any right, title or interest in or to any funds of the Affiliated Companies on account of this Program or on account of having completed a Deferral Agreement.
         15.4 All payments under this Program shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.
         15.5 Prior to paying any benefit under this Program, the Committee may require the Participant, beneficiary, contingent beneficiary or remainder beneficiary to provide such information or material as the Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Program. The Committee may withhold payment of any benefit under this Program until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.
         15.6 Each Participant shall have the status of a general unsecured creditor of the Affiliated Companies, and this Program constitutes a mere promise by the Affiliated Companies to make benefit payments in the future.
         15.7 The Program is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.
         15.8 The masculine pronoun shall mean the feminine pronoun and all singular shall include the plural wherever appropriate.
         15.9 The terms of this Program and any Deferral Agreement shall be governed by the laws of the Commonwealth of Virginia.
         15.10 The invalidity or unenforceability of any provision of this Program or of a Deferral Agreement shall in no way affect the validity or enforceability of any other provision.

16.      Change of Control
         16.1 If a Change of Control has occurred, the Committee shall cause the Corporation to contribute to the Trust, within 7 days of such Change of Control, a lump sum payment equal to the aggregate value of the amount each Participant would be eligible to receive (determined under 16.2 below) as of a Valuation Date coinciding with or next preceding the date of Change of Control to the extent such amounts are not already in the Trust; provided, however, amounts relating to those Participants who receive a lump sum payment under
16.2 below shall be excluded from the aggregate value determination. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section 16 shall be determined by the Corporation's accountants after consultation with the entity then maintaining the Program's records. Thereafter, the Corporation's accountants shall annually determine for each Participant not receiving a lump sum payment pursuant to subsection
16.2 below the amount which would be payable under such subsection were a Change of Control to occur at the date of such determination. To the extent that the value of the assets held in the Trust relating to this Program do not equal the amount described in the preceding sentence, at the time of the valuation, as determined by the Corporation's accountants, the Corporation shall make a lump sum contribution to the Trust equal to the difference.
         16.2 In the event a Change of Control has occurred, each Participant not making an election under 16.3 below shall receive, and the Committee shall cause the Corporation to pay within 7 days of such Change of Control, a lump sum payment equal to the amount the Participant would have been entitled to receive determined under Section 6 had he retired early and selected a lump sum payment. The amount of each Participant's lump sum

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         PAGE 12

payment shall be determined by the Corporation's accountants after consultation with the entity then maintaining the Program's records.
         16.3 Each Participant in a manner determined by the Committee may elect by September 1, 1995, but in no event later than a Change of Control if earlier, to have amounts and benefits determined and payable under the terms of the Program as if a Change of Control had not occurred. New Participants of the Program may elect in a time and manner determined by the Committee but in no event later than a Change of Control to have amounts and benefits determined and payable under the terms of the Plan as if a Change of Control had not occurred.
         16.4 Notwithstanding anything in this Program to the contrary, each Participant who has made an election under 16.3 above may elect within 90 days following a Change of Control, in a time and manner determined by the Committee, to receive a lump sum payment calculated under the provisions of
16.2 above, except that such calculated amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to the Corporation by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit from the Program. Payments under this subsection 16.4 shall be made not later than 7 days following receipt by the Corporation of the Participant's election. The Committee shall, no later than 7 days after a Change of Control has occurred, give written notification to each Participant eligible to make an election under this subsection 16.4, that a Change of Control has occurred and informing such Participant of the availability of the election.































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